UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2016

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 31, 2016, Uni-Pixel, Inc. (the “Company”), after approval by the Compensation Committee of the Company’s Board of Directors, entered into certain change in control severance agreements with Jeff Hawthorne, the Company’s President and Chief Executive Officer (the “CEO Agreement”) and Christine Russell, the Company’s Chief Financial Officer(the “Executive Agreement” and collectively with the CEO Agreement, the “Agreements”), which set out certain benefits that will be received in the event of a Covered Termination (as defined below).

As set forth in the Agreements, Mr. Hawthorn and Ms. Russell will be employed on an at-will basis. The Agreements provide for a severance payment to each of the executives in the event of an executive’s dismissal or discharge for reasons other than Cause (as defined in the Agreements) or as a result of death or disability, or an executive’s termination of employment for Good Reason, either of which occurs during the period between the date when negotiations for the change in control of the Company begins and the date six (6) months following the effective date of such change in control of the Company (each a “Covered Termination”). Mr. Hawthorne and Ms. Russell may resign for “Good Reason” in the event of a reduction in his or her base salary of at least 10% (provided that it is not part of a general salary reduction), a material demotion in position and job duties, or a relocation by more than thirty-five driving miles from the Company’s current location. Under the CEO Agreement, such severance payment shall be equal to two times Mr. Hawthorne’s base salary. Under the Executive Agreement, Ms. Russell’s severance payment shall be equal to Ms. Russell’s base salary. In addition to such severance payments, each Agreement provides that in the event of a Covered Termination, each executive receives 100% of such executive’s unvested portion of his or her then-outstanding equity awards and the Company will reimburse the executive for health care costs for up to twelve months after such termination. All severance payments under the Agreements are conditioned upon execution of a customary release and waiver with the Company.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Change in Control Severance Agreement, dated March 31, 2016, between Jeff Hawthorne and Uni-Pixel, Inc.

10.2	Change in Control Severance Agreement, dated March 31, 2016, between Christine Russell and Uni-Pixel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Severance Agreement, dated March 31, 2016, between Jeff Hawthorne and Uni-Pixel, Inc.

10.2	Change in Control Severance Agreement, dated March 31, 2016, between Christine Russell and Uni-Pixel, Inc.